SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2007

POGO PRODUCING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7792	74-1659398
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5 Greenway Plaza, Suite 2700

Houston, Texas 77046-0504

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 297-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 28, 2007, Pogo Producing Company (the “Company”), a Delaware corporation, and Pogo Alberta, ULC (“Pogo Alberta”), a Canadian company and a wholly-owned subsidiary of the Company, entered into a share purchase agreement with Abu Dhabi National Energy Company PJSC (“TAQA”), a United Arab Emirates public joint stock company and 1325156 Alberta Ltd. (“l325156”), a Canadian company and a wholly owned subsidiary of TAQA, whereby 1325156 agreed to purchase from Pogo Alberta all of the outstanding shares of Northrock Resources Ltd. (“Northrock”), a Canadian company and a wholly owned subsidiary of the Company, for a purchase price of U.S. $2 Billion subject to adjustment under the terms of the agreement. The agreement does not provide for a working capital adjustment, and all Northrock income which has accrued since December 31, 2006 is for purchaser’s benefit. The conditions of closing (apart from governmental approvals) are to be satisfied or waived within 21 days of May 28, 2007.

Northrock has 706 billion cubic feet equivalent of estimated proven reserves on approximately 323,000 net acres, plus approximately 1,122,000 net acres of undeveloped leaseholds.

Pogo Alberta’s obligations under the agreement are guaranteed by the Company, and 1325156’s obligations under the share purchase agreement are guaranteed by TAQA. The closing is expected to occur in the third quarter of 2007 and is subject to obtaining regulatory approvals under the Competition Act (Canada) and the Investment Canada Act (Canada). The share purchase agreement contains other customary representations, warranties, covenants, conditions, indemnification provisions and termination provisions.

The statements regarding the expected timing of the closing of the Northrock disposition and all other statements in this report other than statements of historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Important factors that could cause actual results to differ materially from the Company’s expectations are described above and in cautionary statements included in the Company’s other periodic filings with the Securities and Exchange Commission.

Item  9.01 Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit 99.1 is furnished herewith and not deemed filed with the Commission.

Exhibit Number	Description

99.1	Press release dated May 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POGO PRODUCING COMPANY

Date: June 1, 2007	By:	/s/ James P. Ulm, II
James P. Ulm, II
Senior Vice President and
Chief Financial Officer